U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
(AMENDMENT NO. 9)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

ROYAL SPRING WATER, INC.
 (Name of small business issuer in its charter)

Nevada	2086	680606167
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Alex Hazan
14553 Delano Street
Suite 217
Van Nuys, California 91411
(818) 902-3690
(Address and telephone number of principal executive offices and principal place of business)
_______________

Anslow & Jaclin, LLP
195 Route 9, Suite 204
Manalapan, NJ 07726
(732) 409-1212
 (Name, address and telephone number of agent for service)
_______________

Approximate date of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

We are filing this amendment to Royal Spring Water Form SB-2/A-9 to include executed copies of exhibit 10.15, and exhibit 10.16.

______________________

TABLE OF CONTENTS
______________________

Item 27.	Exhibits and Financial Statement Schedules

a.	Exhibits.

Exhibit Number	Description
2.1	Acquisition Agreement (1)
3.1	Articles of Merger (1)
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	Commercial Lease Agreement (1)
10.2	Purchasing Agreement *
10.3	Securities Purchase Agreement *
10.4	Form of Convertible Note**
10.5	Form of Registration Rights Agreement**
10.6	Form of Common Stock Purchase Warrant**
10.7	Redacted Purchase and Supply Agreement***
10.8	Redacted Purchase and Supply Agreement***
10.9	Redacted Purchase and Supply Agreement***
10.10	Redacted Purchase and Supply Agreement***
10.11	Redacted Purchase and Supply Agreement***
10.12	Redacted Purchase and Supply Agreement***
10.13	Redacted Purchase and Supply Agreement***
10.14	Redacted Purchase and Supply Agreement***
10.15	Redacted Distributorship Agreement****
10.16	Redacted Master Broker Agreement****
16.1	Letter on Change in Accountant (1)
23.1	Consent of Grobstein, Horwath & Company LLP *

*	Filed as an exhibit for the amended SB-2 filed with the SEC on June 6, 2007.
**	Filed as an exhibit to the amended SB-2 filed with the SEC on August 21, 2007.
***	Certain portions of the exhibit have been omitted based upon a request for confidential treatment. The non-public information has been filed with the Commission.
****	We are filing this amendment to Royal Spring Water Form SB-2/A-9 to include executed copies of exhibit 10.15, and exhibit 10.16.
(1)	Incorporated by reference from our report on Form 10K-SB/A filed on June 7th, 2006

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the city of Van Nuys, State of California, on the 12th of October, 2007.

ROYAL SPRING WATER, INC.

/s/ Alex Hazan
Alex Hazan
Chief Executive Officer and Principal Executive Officer

/s/ Harel Goldstein
Harel Goldstein
Principle Financial Officer and Principal Accounting Officer

Each person whose signature appears below hereby constitutes and appoints, Alex Hazan, his or her true and lawful attorneys-in-fact with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign a new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 12th of October, 2007, in the capacities indicated.

Signature	Date	Title

/s/ Alex Hazan	October 12, 2007	Chief Executive Officer and Principal Executive Officer and Director
Alex Hazan

/s/ Harel Goldstein	October 12, 2007	Principal Financial Officer and Principal Accounting Officer and Director
Harel Goldstein